Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement (File No. 333-258915) of Alpha Tau Medical Ltd. on Amendment No. 4 to Form F-4 of our report dated April 15, 2021, with respect to our audit of the financial statements of Healthcare Capital Corp. as of December 31, 2020 and for the period from August 18, 2020 (inception) through December 31, 2020, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts”.

/s/ Marcum LLP

Marcum LLP

New York, NY

January 10, 2022